Exhibit 99.28(d)(viii)(1)

Execution Version

First Amendment to

Amended and Restated Investment Advisory Agreement for Subadviser

First Amendment dated November 16 2022 to the Investment Advisory Agreement for Subadviser dated February 1, 2021 and amended and restated May 1, 2021 (the “Agreement”) made by and among Global Atlantic Investment Advisors, LLC, an Indiana limited liability company (the "Investment Adviser"), Forethought Variable Insurance Trust, a Delaware statutory trust (the "Trust"), on behalf of its series listed in Schedule A, as may be amended from time to time (each a “Fund” and together, the “Funds”), and Wilshire Advisors LLC (formerly Wilshire Associates Incorporated) (the “Sub-adviser"), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

In accordance with Section 14 of the Agreement, effective November 3, 2022, the parties hereby amend and restated Schedule B of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust

By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

Global Atlantic Investment Advisors, LLC

By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

Wilshire Advisors LLC

By its authorized officer,

By:	/s/ Jason Schwarz
Name:	Jason Schwarz
Title:	President

Execution Version

AMENDED AND RESTATED SCHEDULE B

Fees paid to the Sub-adviser

The Investment Adviser will pay the Sub-adviser an annual asset based fee, computed daily and paid quarterly in arrears, expressed as a percent of the average daily net assets of the portion of each Fund with respect to which the Sub-adviser provides investment advice and investment management services as follows:

[INSERT FEE SCHEDULE]